EXHIBIT 21

OUTSOURCING SOLUTIONS INC AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT


NAME OF SUBSIDIARY                                JURISDICTION OF INCORPORATION

CFC Services Corp.                                Delaware

A.M. Miller & Associates, Inc.                    Minnesota

The Continental Alliance, Inc.                    Washington
 (d/b/a Continental Credit Services, Inc.)

Alaska Financial Services, Inc.                   Alaska

Southwest Credit Services, Inc.                   Arizona

Account Portfolios, Inc.                          Delaware

Account Portfolios G.P., Inc.                     Delaware

Account Portfolios, L.P.                          Georgia

Perimeter Credit, L.P.                            Georgia

Gulf State Credit, L.P.                           Georgia

Payco American Corporation                        Wisconsin

Payco-General American Credits, Inc.              Delaware

National Account Systems, Inc.                    Delaware

University Accounting Service, Inc.               Wisconsin

Asset Recovery & Management Corp.                 Wisconsin

Indiana Mutual Credit Association, Inc.           Indiana

Furst and Furst, Inc.                             Wisconsin

Jennifer Loomis & Associates, Inc.                Arizona

FM Services Corporation                           Arizona

Qualink, Inc.                                     Wisconsin

Professional Recoveries Inc.                      Wisconsin

Payco American International Corp.                Wisconsin

Reliance National Insurance Co. Ltd.              Bermuda

Federal Collection Bureau, S.A. DE C.V.           Mexico

Pay Tech, Inc.                                    Wisconsin

North Shore Agency Inc.                           New York

Accelerated Bureau of Collections Inc.            Colorado